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                                                                    EXHIBIT 5.1


                                        February 15, 1996


Telco Systems, Inc.
63 Nahatan Street
Norwood, MA  02062

Ladies and Gentlemen:

         We are familiar with the Registration Statement on Form S-8 (the "S-8 Registration Statement") filed today with the Securities and Exchange Commission by Telco Systems, Inc., a Delaware corporation (the "Company") relating to 442,000 shares of the Company's common stock (the "Common Stock") issuable pursuant to the Company's 1990 Amended and Restated Stock Option Plan (the "Plan") and certain Restricted Stock Grant Agreements, each dated February 15, 1996, between the Company and certain employees of the Company named therein (collectively, the "Agreements.")

         We are familiar with the Company's Certificate of Incorporation, its By-Laws, the records of all meetings and consents of its Board of Directors and of its stockholders, and its stock records. We have examined such other records and documents as we deemed necessary or appropriate for purposes of rendering this opinion.

         Based upon the foregoing, we are of the opinion that (a) the Company has corporate power adequate for the issuance in the manner set forth in the S-8 Registration Statement of the 442,000 shares of its Common Stock to be issued pursuant to the Plan and the Agreements and offered pursuant to the S-8 Registration Statement, (b) the Company has taken all necessary corporate action required to authorize the issuance and sale of such 442,000 shares and (c) when certificates for such shares have been duly executed and countersigned, and, in the case of shares issued pursuant to the Plan, delivered against due receipt of the exercise price for such shares as described in the Plan, such shares will be validly and legally issued, fully paid and non-assessable.


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Telco Systems, Inc.
February 15, 1996
Page 2

         We hereby consent to the filing of this opinion as part of the S-8 Registration Statement.


                                        Very truly yours,

                                        FOLEY, HOAG & ELIOT


                                        /s/ Robert W. Sweet, Jr.
                                        ---------------------------
                                        Robert W. Sweet, Jr.
                                        A Partner


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